Exhibit 99.1

Oragenics Finalizes Acquisition of the iviGene Corporation

FOR IMMEDIATE RELEASE

ALACHUA, FL (November 20, 2006) – Oragenics, Inc. (AMEX:ONI) announced today that it has acquired all of the outstanding shares of the iviGene Corporation, a privately held early-stage company focused on technologies related to infectious diseases, in a stock transaction for 185,186 shares of new Oragenics common stock. The transaction was unanimously approved by the boards of directors of both companies and the independent directors of Oragenics. Our Chief Scientific Officer and a director, Jeffrey Hillman, was a director and shareholder of iviGene and received 20,480 shares of Oragenics common stock for his shares if iviGene common stock. Our CEO, President and director, Robert T. Zahradnik, was an officer, director and former shareholder of iviGene. Dr. Zahradnik did not receive any shares of Oragenics common stock or any other consideration in this transaction. We are required to file a resale registration statement for the shares issued in connection with the transaction within ninety days.

Oragenics has had an exclusive license to specific applications of iviGene’s patented IVIAT™ technology since February 2004. With this transaction, however, Oragenics has now acquired all of iviGene’s assets, including issued and pending patents to two broad-based platform technologies. These technologies are capable of identifying gene and protein biomarkers for application to the improved diagnosis and treatment of a wide range of infectious diseases and cancers. Besides human diseases, other potential applications for these technologies include animal diseases, industrial and marine biofouling and plant diseases.

Dr. Robert Zahradnik, Oragenics’ president and CEO, stated, “With the acquisition of the iviGene Corporation, Oragenics has significantly expanded its product development capabilities, especially in the company’s focused areas of infectious disease and cancer. We believe that iviGene’s proprietary technologies will position us to create significant future opportunities for Oragenics.”

About Oragenics

Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in two main therapeutic areas: infectious disease and oncology. Oragenics’ core pipeline includes products for use in the treatment of dental and periodontal infectious diseases, systemic bacterial infections and obesity. In the discovery stage are three platform technologies for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,”

“anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to successfully develop and commercialize products using the iviGene proprietary technologies and those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Robert T. Zahradnik, 386-418-4018 X222

www.oragenics.com

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